                                                                     EXHIBIT 3.1


                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                    MCS, INC.



         1.       The name of the corporation is:

                  MCS, Inc.

         2. The location and post office address of the registered office of the corporation in this Commonwealth is:

                  400 Penn Center Boulevard
                  Pittsburgh, PA  15235

         3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purposes:

                  To engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law.

         4.       The term for which the corporation is to exist is: Perpetual.

         5. The aggregate number of shares which the corporation shall have authority to issue is:

                  10,000,000 shares, Common - Par Value $1.00 each